                                 EXHIBIT 10.24





                          AGREEMENT AND PLAN OF MERGER


                                     among:


          AMERICAN ENTERPRISE SOLUTIONS, INC., a Florida corporation,


                  PRN ACQUISITION CO., a Florida corporation,


           PHYSICIANS RESOURCE NETWORK, INC., a Georgia corporation,

                                      and

                       HALIS, INC., a Georgia corporation

                           -------------------------

                           Dated as of June 25, 1998

                           -------------------------

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
SECTION 1.      DESCRIPTION OF TRANSACTION                                                      1
                1.1     Merger of the Subsidiary into PRN                                       1
                1.2     Effect of Merger                                                        2
                1.3     Closing; Effective Time                                                 2
                1.4     Articles of Incorporation and Bylaws; Directors and Officers            2
                1.5     Conversion of Shares                                                    2
                1.6     Closing of PRN Transfer Books                                           2
                1.7     Exchange of Certificates                                                3
                1.8     Merger Consideration                                                    3
                1.9     Tax Consequences                                                        3
                1.10    Further Action                                                          3

SECTION 2.      REPRESENTATIONS AND WARRANTIES OF PRN AND HALIS                                 4
                2.1     Due Organization                                                        4
                2.2     Capitalization, Etc.                                                    4
                2.3     Financial Statements                                                    4
                2.4     Tax Matters                                                             4
                2.5     Insurance                                                               5
                2.6     Legal Proceedings                                                       5
                2.7     Authority; Binding Nature of Agreement                                  5
                2.8     Non-Contravention                                                       5
                2.9     Environmental Matters                                                   6
                2.10    Significant Customers; Material Contracts and Commitments               6
                2.11    Employees                                                               7
                2.12    Employee Benefit Plans                                                  7
                2.13    Title to Properties and Assets; Liens, etc.                             7
                2.14    Full Disclosure                                                         7

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF AES AND THE SUBSIDIARY                        8
                3.1     Due Organization                                                        8
                3.2     Authority; Binding Nature of Agreement                                  8
                3.3     Non-Contravention                                                       8
                3.4     Title to Stock; Options or Other Rights                                 8
                3.5     Full Disclosure                                                         9

SECTION 4.      CONDITIONS PRECEDENT TO OBLIGATIONS OF AES AND THE SUBSIDIARY                   9
                4.1     Accuracy of Representations                                             9
                4.2     Performance of Covenants                                                9
                4.3     Consents                                                                9
                4.4     Agreements and Documents                                                9

SECTION 5.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PRN AND HALIS                        10
                5.1     Accuracy of Representations                                             10
                5.2     Performance of Covenants                                                10
                5.3     Consents                                                                11
                5.4     Agreements and Documents                                                11

SECTION 6.      INDEMNIFICATION, ETC.                                                           11
                6.1     Survival of Representations and Warranties                              11
                6.2     HALIS's Indemnity Agreement                                             11
                6.3     Indemnity Agreement of AES and the Surviving Corporation                12
                6.4     Indemnification Procedure                                               13
                6.5     Exclusivity                                                             13

                6.6     Limitations on Liability                                        14

SECTION 7.      MISCELLANEOUS PROVISIONS                                                14
                7.1     Further Assurances                                              14
                7.2     Restriction on Future Purchases                                 14
                7.3     Assignment of Certain Rights Under CWA Agreement                14
                7.4     Fees and Expenses                                               14
                7.5     Attorneys' Fees                                                 15
                7.6     Notices                                                         15
                7.7     Confidentiality                                                 16
                7.8     Time of the Essence                                             16
                7.9     Headings                                                        16
                7.10    Counterparts                                                    16
                7.11    Governing Law; Venue                                            16
                7.12    Successors and Assigns                                          17
                7.13    Remedies Cumulative; Specific Performance                       17
                7.14    Waiver                                                          17
                7.15    Amendments                                                      17
                7.16    Severability                                                    17
                7.17    Parties in Interest                                             18
                7.18    Entire Agreement                                                18
                7.19    Construction                                                    18



EXHIBITS

Exhibit A       -       Certain definitions

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of June 25, 1998, by and among: AMERICAN ENTERPRISE SOLUTIONS, INC., a Florida corporation ("AES"); PRN ACQUISITION CO., a Florida corporation and a wholly-owned subsidiary of AES (the "Subsidiary"); PHYSICIANS RESOURCE NETWORK, INC., a Georgia corporation ("PRN"); and HALIS, INC., a Georgia corporation and the sole shareholder of PRN ("HALIS"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

A. The parties intend to effect a merger of the Subsidiary into PRN in accordance with this Agreement and the Georgia Business Corporation Code and the Florida General Corporation Act (the "Merger"). Upon consummation of the Merger, the Subsidiary will cease to exist, and PRN will continue to exist as the surviving corporation of the Merger. PRN will thereafter be a subsidiary of AES.

B. This Agreement has been adopted and approved by the respective boards of directors of the parties.

C. The capitalization of PRN consists of 1,000 shares of voting common stock, $.10 par value per share, of which 1,000 shares are issued and outstanding (the "PRN Common Stock").

D. AES is the holder of certain shares of common stock, $.01 per value, of HALIS, the exact number of which is undetermined on the date hereof. The parties acknowledge that it is their intention that all shares of HALIS stock held of record by AES on the Closing Date and beneficially owned by AES on the Closing Date, including without limitation all shares of HALIS stock that AES has the right to acquire on or prior to the Closing Date (collectively, the "AES HALIS Stock"), be transferred to HALIS by AES as consideration for the Merger, all as more fully hereinafter set forth.

                                   AGREEMENT

            The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

1.1 MERGER OF THE SUBSIDIARY INTO PRN. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Subsidiary shall be merged with and into PRN, and the separate existence of the Subsidiary shall cease. PRN will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporation Code and the Florida Business Corporation Act.

1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, Suite 3100, Atlanta, Georgia 30309, at 1:00 p.m. local time on June 30, 1998, or such other date and time as the parties may agree (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger for the merger of the Subsidiary into PRN, conforming to the requirements of the Georgia Business Corporation Code, shall be filed with the Secretary of State of the State of Georgia, and properly executed articles of merger for the merger of the Subsidiary into PRN, conforming to the requirements of the Florida Business Corporation Act, shall be filed with the Secretary of State of the State of Florida. The Merger shall take effect at the time such certificate of merger is filed with the Secretary of State of the State of Georgia and the articles of merger are filed with the Secretary of State of the State of Florida (the "Effective Time").

1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

        (a) the Articles of Incorporation of PRN shall continue as the Articles of Incorporation of the Surviving Corporation;

        (b) the Bylaws of PRN shall continue as the Bylaws of the Surviving Corporation;

        (c) the directors of the Surviving Corporation shall be Charles Broes, C.C. Nuckols, Benedict S. Maniscalco, and Anthony F. Maniscalco; and

        (d)     the officers of the Surviving Corporation shall be as follows:

                President and Secretary     --     Anthony F. Maniscalco

1.5 CONVERSION OF SHARES. Subject to Section 1.7(b), at the Effective Time, by virtue of the Merger and without any further action on the part of AES, PRN, the Subsidiary or HALIS, each share of PRN Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8. Each share of common stock of the Subsidiary shall be converted into one share of common stock of the Surviving Corporation.

1.6 CLOSING OF PRN TRANSFER BOOKS. At the Effective Time, the holders of certificates representing shares of PRN Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of PRN, and the stock transfer books of PRN shall be closed with respect to all shares of such PRN Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of PRN capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of PRN Common Stock (a "PRN Stock Certificate") is presented to AES, such PRN Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.7.

1.7     EXCHANGE OF CERTIFICATES.

        (a) At the Closing, HALIS shall surrender its PRN Stock Certificate(s) to AES, together with such transmittal documents as AES may reasonably require, and AES shall deliver to HALIS the Merger Consideration to be paid at Closing pursuant to Section 1.8. In addition, at the Closing the certificate or certificates representing the issued and outstanding common stock of the Subsidiary shall be canceled, and the Surviving Corporation shall issue to AES a certificate representing one share of common stock of the Surviving Corporation for each canceled share of common stock of the Subsidiary.

        (b) No fractional shares shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued.

        (c) Until surrendered as contemplated by this Section 1.7, each PRN Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any PRN Stock Certificate shall have been lost, stolen or destroyed, AES may, in its discretion and as a condition precedent to the issuance of any certificate representing the Merger Consideration, require the owner of such lost, stolen or destroyed PRN Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as AES may reasonably direct) as indemnity against any claim that may be made against AES with respect to such PRN Stock Certificate.

1.8 MERGER CONSIDERATION. The merger consideration to be paid by AES to HALIS in consideration of the Merger (the "Merger Consideration") shall consist of the AES HALIS Stock. On or before 90 days after the Closing Date, AES shall deliver to HALIS a certificate or certificates representing the Merger Consideration, duly endorsed in blank, or accompanied by stock powers duly executed in blank by AES.

1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is not intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement acknowledge that the Merger is intended to constitute a redemption by HALIS in complete redemption of all HALIS stock owned by AES pursuant to Section 302(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by any party to be necessary or desirable to carry out the purposes of this Agreement, to vest AES with full right, title and possession of and to all rights and property of PRN, or to vest HALIS with full right, title and possession of the Merger Consideration, the officers and directors of each party shall be fully authorized (in the name of PRN or AES, as the case may be, and otherwise) to take such action.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF PRN AND HALIS

       PRN and HALIS, jointly and severally, represent and warrant, to and for the benefit of AES and the Subsidiary, as follows as of the date hereof and as of the Closing Date:

2.1 DUE ORGANIZATION. PRN is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

2.2          CAPITALIZATION, ETC.

             (a) The authorized capital stock of PRN consists of 1,000 shares of voting common stock, of which 1,000 shares have been issued and are outstanding. All of the outstanding shares of PRN common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer. All of such shares are owned by HALIS and are free and clear of any liens and encumbrances.

             (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of PRN; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of PRN; (iii) Contract under which PRN is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of PRN. PRN has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

             FINANCIAL STATEMENTS. PRN has delivered to AES the following financial statements and notes (collectively, the "Company Financial Statements"): the unaudited balance sheet of PRN as of March 31, 1998, and the related unaudited statements of income, shareholder's equity and cash flow of PRN for three-month-period then ended. The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of PRN as of the date thereof and the results of operations and cash flows of PRN for the period covered thereby. There has been no material adverse change in PRN's financial condition, business or properties since the date of the Company Financial Statements. PRN has no liabilities except for those liabilities reflected on the Company Financial Statements and those liabilities arising in the ordinary course of business, consistent with past practice, since the date of the Company Financial Statements.

         2.4 TAX MATTERS. All Tax Returns required to be filed by or on behalf of PRN with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Company Returns"):
(i) have been or will be filed when due, and all taxes shown as due and owing thereon have been or will be paid; and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements.

         2.5 INSURANCE. PRN has maintained, and will maintain through the Closing Date, insurance coverage against liability, loss or casualty with respect to the operations of PRN.

         2.6 LEGAL PROCEEDINGS. Except as previously disclosed to AES, there is no pending Legal Proceeding, and, to the best of the knowledge of PRN and HALIS, no Person has threatened to commence any Legal Proceeding: (i) that involves PRN or any of the assets owned or used by PRN and which, if decided against PRN, would have a Material Adverse Effect on the financial condition, business or properties of PRN; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

         2.7 AUTHORITY; BINDING NATURE OF AGREEMENT. HALIS and PRN have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by PRN of this Agreement has been duly authorized by all necessary action on the part of PRN and its board of directors and shareholder. This Agreement constitutes the legal, valid and binding obligation of HALIS and PRN, enforceable against HALIS and PRN in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.8 NON-CONTRAVENTION. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of PRN's articles of incorporation or bylaws, or
           (ii) any resolution adopted by PRN's shareholder, or PRN's board of directors or any committee of PRN's board of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which PRN , or any of the assets owned or used by PRN , is subject; or

               (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract.

Except as set forth in Section 1.3, PRN is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.9   ENVIRONMENTAL MATTERS.

               (a) PRN has complied in all material respects, and is in compliance in all material respects, with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it and its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes and hazardous substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with an Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

               (b) PRN has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by PRN where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

               (c) there have been no releases or threats of releases (as defined in Environmental Laws) by PRN at, from, in or on any property owned or operated by PRN except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect; and

               (d) PRN knows of no on-site or off-site location to which PRN has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against PRN for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States or Florida environmental statutes, as amended.

       2.10 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. HALIS has previously disclosed to AES an accurate list of (i) all significant customers (i.e. those customers representing 5% or more of PRN's revenues for the 12 months ending on the date of the Company Financial Statements) and (ii) all material contracts, commitments, leases, instruments, agreements, licenses or permits to which PRN is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, employment contracts, and employee benefit plans) (collectively, the "PRN Material Contracts"). Except to the extent previously disclosed to AES, (i) none of PRN's significant customers has canceled or substantially reduced or, to the knowledge of PRN is currently attempting or threatening to cancel or substantially reduce service, and (ii) PRN has complied in all material respects with its material commitments and obligations and is not in default under any of the PRN Material Contracts and no notice of default has been received with respect to any thereof.

       2.11 EMPLOYEES. PRN is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of PRN are represented by any labor union or covered by any collective bargaining agreement and, to the best of PRN's knowledge, no campaign to establish such representation is in progress. PRN considers its relationship with its employees to be good.

       2.12 EMPLOYEE BENEFIT PLANS. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by PRN for the benefit of any current or former employee of PRN or in which such employees are entitled to participate or to which PRN may be required to contribute have previously been disclosed by HALIS to AES (the "PRN Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered or made available to AES. Except as previously disclosed to AES:

(i) each PRN Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law; (ii) no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought against or with respect to any PRN Benefit Plan; and (iii) all required contributions to PRN Benefit Plans have been made, and all benefits accrued under any unfunded PRN Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and PRN has performed all material obligations required to be performed under the PRN Benefit Plans. If reasonably requested by AES, PRN will terminate any PRN Benefit Plan contemporaneously with the Closing.

         2.13 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except for the existing lien in favor of Central Bank of Tampa, PRN has good and marketable title to its properties and assets, and has good and valid title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than possible minor liens and encumbrances that do not in any case materially detract from the value of the property subject thereto or materially impair the operations of PRN, and which have not arisen otherwise and in the ordinary course of business. PRN does not own any real property.

         2.14 FULL DISCLOSURE. This Agreement, and all documents delivered by PRN or HALIS to AES in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF AES AND THE SUBSIDIARY

       AES and the Subsidiary, jointly and severally, represent and warrant to PRN and HALIS as follows:

         3.1 DUE ORGANIZATION. AES is a corporation duly organized, validly existing and in good standing under the laws of the Florida and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. AES and the Subsidiary each have the absolute and unrestricted right, power and authority to perform their respective obligations under this Agreement; and the execution, delivery and performance by AES and the Subsidiary of this Agreement have been duly authorized by all necessary action on the part of AES and the Subsidiary and their respective boards of directors. This Agreement shall constitute the legal, valid and binding obligation of AES and the Subsidiary, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 NON-CONTRAVENTION. Neither (i) the execution delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                (a) contravene, conflict with or result in a violation of (i)
             the provisions of the respective Articles of Incorporation or Bylaws of AES or the Subsidiary, or (ii) any resolution adopted by the respective shareholders or Board of Directors of AES or the Subsidiary;

                (b) contravene, conflict with or result in a violation of , or give any Governmental Body or any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment, or decree to which AES or the Subsidiary, or any of the assets owned or used by either of them, is subject; or

                (c) contravene, conflict with or result in a violation of , or breach of, or result in a default under, any provision of any Contract to which AES or the Subsidiary is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, (iii) cancel, terminate or modify any such Contract.

         3.4 TITLE TO STOCK; OPTIONS OR OTHER RIGHTS. AES beneficially and of record owns, and has fully power and authority to convey free and clear of all liens, encumbrances or restrictions, all of the AES HALIS Stock constituting the Merger Consideration, the AES HALIS Stock constituting the Merger Consideration is not less than 9,984,000 shares and represents all shares of HALIS common stock owned of record or beneficially owned by AES on the Closing Date, and, upon delivery of the certificate or certificates representing the Merger Consideration as provided in Section 1.8, HALIS will acquire title thereto, free and clear of all liens, encumbrances or restrictions. There is no outstanding right, subscription, warrant, conversion right, call, unsatisfied pre-emptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchaser or otherwise to receive from AES any shares of the AES HALIS Stock constituting the Merger Consideration. There is no shareholders' agreement, voting trust or similar agreement or arrangement to which AES is a party which affects or restricts in any way the rights and obligations of AES with respect to the AES HALIS Stock constituting Merger Consideration.

         3.5 FULL DISCLOSURE. This Agreement, and all documents delivered by AES or the Subsidiary to HALIS in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 4.      CONDITIONS PRECEDENT TO OBLIGATIONS OF AES AND THE SUBSIDIARY

       The obligations of AES and the Subsidiary to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         4.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by PRN and HALIS in this Agreement and in each of the other agreements and instruments delivered to AES in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

         4.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that PRN or HALIS is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         4.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         4.4 AGREEMENTS AND DOCUMENTS. AES shall have received the following agreements and documents, each of which shall be in full force and effect:

                     (a) a legal opinion of Smith, Gambrell & Russell, LLP,
                dated as of the Closing Date, satisfactory in form and substance to AES and its counsel;

                     (b) HALIS shall have delivered to AES a letter agreement
                (the "Central Bank Debt Agreement"), in form and substance satisfactory to AES and its counsel, pursuant to which HALIS agrees to make all payments owed by PRN under that certain debt of PRN in the outstanding amount of $433,754.54 on the date hereof to Central Bank of Tampa, of which HALIS remains a guarantor;

                     (c) HALIS shall have executed and delivered to Anthony
                Maniscalco a promissory note, satisfactory in form and substance to Mr. Maniscalco and his counsel, in the principal amount of $45,042.26, bearing interest at a rate of 8% per annum, payable in six equal payments of $7,683.18 with the first payment due July 20, 1998, and the final payment due December 20, 1998;

                     (d) HALIS agrees to cancel the intercompany indebtedness in the amount of $570,521.21 as reflected in the Company Financial Statements, to treat such cancelled indebtedness as a contribution to capital, and hereby releases PRN from any obligation to repay that indebtedness;

                     (e) HALIS and AES shall have executed and delivered a
                software license agreement, a master license agreement, and a master source code escrow agreement, satisfactory in form and substance to the parties and their respective counsel, incorporating, among other things, the provisions set forth in that certain letter dated June 22, 1998, from Anthony Maniscalco to Paul Harrison; and

                     (f) a certificate executed by PRN and HALIS and containing the representation and warranty of PRN and HALIS that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 4.1, 4.2, 4.3, and 4.4 have been duly satisfied (the "PRN and HALIS's Closing Certificate").

SECTION 5.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PRN AND HALIS.

       The obligations of PRN and HALIS to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

       5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by AES and the Subsidiary in this Agreement and in each of the other agreements and instruments delivered to PRN in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

       5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that AES is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

       5.3 CONSENTS. All Consents required to be obtained in connection with the merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

       5.4      AGREEMENTS AND DOCUMENTS.

                (a) PRN and HALIS shall have received a legal opinion of
             Agliano, Hodges & Whittemore, P.A. in form and substance satisfactory to PRN and HALIS and its counsel; and

                (b) PRN shall have received a certificate executed by AES and the Subsidiary, and containing the representation and warranty of AES and the Subsidiary that each of the representations and warranties set forth in Section 3 are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 5.1, 5.2, 5.3 and 5.4 have been duly satisfied (the "AES Closing Certificate").

SECTION 6.   INDEMNIFICATION, ETC.

      6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of PRN, HALIS, AES and the Subsidiary contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this Section 6 prior to the expiration of such representation or warranty.

      6.2    HALIS'S INDEMNITY AGREEMENT. Subject to the provisions of Section
6.6 hereof, HALIS shall defend, indemnify and hold harmless AES and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages, liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by AES, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of AES") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

                (a) any period or periods of PRN ending prior to the Closing and which involve any claims against AES, PRN, or their respective properties or assets, relating to actions or inactions of PRN or its respective officers, directors, shareholder, employees or agents prior to Closing, or the operation of the business of PRN prior to the Closing unless such liability was (i) disclosed on the Company Financial Statements and adequate reserves were established therefor, or (ii) incurred by PRN in the ordinary course of business subsequent to the date of the Company Financial Statements;

                (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of PRN or HALIS contained in any certificate furnished or to be furnished to AES by PRN or HALIS pursuant to this Agreement;

                (c) any breach or nonfulfillment on the part of PRN or HALIS of any covenant contained in this Agreement;

                (d) any failure on the part of HALIS to make any payment when due under the Central Bank Debt Agreement;

                (e) the failure of PRN or HALIS to obtain, prior to the Closing
             Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of PRN in the manner presently conducted after the Closing Date; and

                (f) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from PRN or HALIS with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Company Financial Statements.

      6.3 INDEMNITY AGREEMENT OF AES AND THE SURVIVING CORPORATION. AES and the Surviving Corporation shall indemnify and hold harmless HALIS (and its successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages, liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by HALIS or its respective representatives or assigns, (a "Loss of HALIS") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

        (a) any period or periods of the Surviving Corporation beginning after the Closing and which involve any claims against HALIS or its assets relating to actions or inactions of AES or the Surviving Corporation or their respective officers, directors, shareholder, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing, including without limitation any claims arising out of equipment and automobile leases in effect on the Closing Date; and

        (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of AES or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the AES or the Subsidiary contained in any certificate furnished or to be furnished to HALIS by AES or the Subsidiary pursuant to this Agreement.

6.4     INDEMNIFICATION PROCEDURE.

        (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

        (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which AES or the Surviving Corporation has indemnification rights against HALIS hereunder will materially and adversely affect AES or the Surviving Corporation other than as a result of money damages or other payments, AES or the Surviving Corporation shall be entitled to conduct the defense of such claim at HALIS's expense with counsel reasonably acceptable to HALIS.

         6.5 EXCLUSIVITY. Following the Closing, in the absent of actual fraud on the part of HALIS (in which case AES and the Subsidiary may avail themselves of all statutory and common law remedies for such fraud), the right to receive indemnification pursuant to this Section 6 shall be the sole and exclusive remedy of AES, the Subsidiary, HALIS and PRN or their respective officers, directors, employees, agents, affiliates, successors and assigns for monetary damages of any kind with respect to any breach of this Agreement or conduct otherwise relating to the negotiation and completion of the transactions contemplated herein.

         6.6 LIMITATIONS ON LIABILITY. HALIS shall have no liability with respect to Losses of AES arising under Section 6.2 until the total of all Losses of AES with respect thereto exceeds $25,000. If the aggregate Losses of AES exceed such $25,000 threshold, HALIS shall be liable for all Losses of AES to the extent (and only to the extent) Losses of AES exceed such $25,000 threshold. AES and the Surviving Corporation shall have no liability with respect to Losses of HALIS arising under Section 6.3 until the total of all Losses of HALIS with respect thereto exceeds $25,000. If the aggregate Losses of HALIS exceeds such $25,000 threshold, AES and the Survivor shall be liable for all Losses of HALIS to the extent (and only to the extent) Losses of HALIS exceeds such $25,000 threshold.

SECTION 7.     MISCELLANEOUS PROVISIONS

         7.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         7.2 RESTRICTION ON FUTURE PURCHASES. AES agrees that, during the period commencing on the Closing Date and ending on the second anniversary thereof, neither AES nor any of its affiliates will purchase or otherwise acquire in any manner any shares of HALIS common stock. As used herein, the term "affiliates" shall mean all persons and entities directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with AES. As used herein, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The obligation of AES in this Section 7.2 shall survive the Closing.

         7.3 ASSIGNMENT OF CERTAIN RIGHTS UNDER CWA AGREEMENT. HALIS agrees that, in the event the total number of HALIS shares constituting the Merger Consideration actually received by HALIS in accordance with Section 1.8 hereof equals or exceeds 11,000,000 shares, HALIS will promptly cause HALIS Services, Inc., a wholly-owned subsidiary of HALIS ("HALIS Services"), to execute and deliver to AES a written assignment to AES of all right, title and interest of HALIS Services in, to and under Section 3 of that certain Asset Purchase Agreement dated December 31, 1997, by and between Communications Wiring and Accessories, Inc. and HALIS Services. The obligation of HALIS under this Section
7.3 shall survive the Closing.

         7.4 FEES AND EXPENSES. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid: (i) by AES, if incurred by AES or the Subsidiary; and (ii) by HALIS, if incurred by PRN or HALIS.

         7.5 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                if to AES, PRN or the Subsidiary:

                        American Enterprise Solutions, Inc.
                        5313 Johns Road, Suite 201
                        Tampa, Florida  33634
                        Attention: President
                        Facsimile: (813) 290-9030

                with a copy to:

                        Agliano, Hodges & Whittemore, P.A.
                        400 North Tampa Street
                        P.O. Box 190
                        Tampa, Florida 33601-0190
                        Attn: G. Todd Hodges, Esq.
                        Facsimile: (813) 224-0070

                if to HALIS:

                        HALIS, Inc.
                        9040 Roswell Road, Suite 470
                        Atlanta, Georgia  30350
                        Attention: President
                        Facsimile: (770) 641-5558

                with a copy to:

                        Smith, Gambrell & Russell, LLP
                        Promenade II, Suite 3100
                        1230 Peachtree Street, N.E.
                        Atlanta, Georgia  30309-3592
                        Attn:  William L. Meyer, Esq.
                        Facsimile: (404) 685-7044

         7.7 CONFIDENTIALITY. Except as may be required by law, on and at all times after the Closing Date, PRN and HALIS shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in PRN or HALIS's possession that relates to the business of AES or the Subsidiary.

         7.8   TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         7.9 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         7.11  GOVERNING LAW; VENUE.

               (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws).

               (b) Any legal action or other legal proceeding relating to this
             Agreement or the enforcement of any provision of this Agreement shall be brought to or otherwise commenced in any state or federal court located in Fulton County, Georgia. Each party to this
             Agreement:

                   (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Fulton County, Georgia (and each appellate court located in the State of Georgia) in connection with any such legal proceeding;

                   (ii) agrees that each state and federal court located in Fulton County, Georgia shall be deemed to be a convenient forum; and

                   (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Fulton County, Georgia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         7.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: PRN and its successors and assigns (if any); HALIS and its successors and assigns (if any); AES and its successors and assigns (if any); and the Subsidiary and its successors and assigns (if any). This Agreement shall inure to the benefit of: PRN, HALIS, AES, the Subsidiary, and the respective successors, heirs personal representatives and assigns (if any) of the foregoing.

         7.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         7.14  WAIVER.

               (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

          7.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          7.17 PARTIES IN INTEREST. Except for the provisions of Section 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

          7.18 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

          7.19  CONSTRUCTION.

                (a) For purposes of this Agreement, whenever the context
              requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (c) As used in this Agreement, the words "include" and
              "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise indicated, all references in this
              Agreement to "Sections" and "Exhibit" are intended to refer to Sections of this Agreement and Exhibit to this Agreement.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                      "AES"
                                      AMERICAN ENTERPRISE SOLUTIONS, INC.,


                                        By: /s/ Charles Broes
                                           ------------------------------
                                           Name: Charles Broes
                                                -------------------------,
                                           Title: Chief Executive Officer
                                                 ------------------------

                                          "SUBSIDIARY"
                                          PRN ACQUISITION CO.


                                          By: /s/ Anthony Maniscalco
                                             ---------------------------
                                             Name: Anthony Maniscalco
                                                  ----------------------,
                                             Title: President
                                                   -------------------


                                          "PRN"
                                          PHYSICIANS RESOURCE NETWORK, INC.


                                          By: /s/ Larry Fisher
                                             ----------------------------------
                                             Larry Fisher, Vice President


                                          "HALIS"
                                          HALIS, INC.



                                          By: /s/ Larry Fisher
                                             ----------------------------------
                                          Larry Fisher, Executive Vice President

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract to which PRN is a party.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person's business, condition, assets, liabilities, operations, financial performance or prospects.

         PERSON. "Person" shall mean any individual, entity or Governmental
Body.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.